                                                                      Exhibit 21
                                                                      ----------
                         SUBSIDIARIES OF AMETEK, INC.
                     (after giving effect to the spin-off)
                      -----------------------------------

                                                                State or other               Percentage of
                                                                jurisdiction of            voting securities
      Name of Subsidiary and name                               incorporation or                owned by its
      under which it does business                                organization             immediate parent*
      ----------------------------                              ----------------           -----------------
AMEKAI (BVI), Ltd...........................................     British Virgin Islands             50%
AMETEK (Bermuda), Ltd.......................................     Bermuda                           100%
AMETEK (Canada), Ltd........................................     Canada                            100%
AMETEK (FSC), Inc...........................................     U.S Virgin Islands                100%
AMETEK GmbH.............................                         Germany                           100%
   AMETEK Precision Instruments Euope G.m.b.H...............     Germany                           100%
AMETEK IMTSA, S.A. de C.V. .................................     Mexico                            100%
AMETEK Lamb Motores de Mexico, S.A. de C.V..................     Mexico                            100%
AMETEK Mexicana, S.A. ......................................     Mexico                            100%
AMETEK Precision Instruments France, SARL...................     France                            100%
AMETEK Precision Instruments (UK) LTD ......................     England                           100%
EMA Corporation.............................................     Delaware                          100%
   AMETEK Holdings B.V. ....................................     Netherlands                       100%
      Amekai Hong Kong......................................     Hong Kong                          50%
      AMETEK Denmark A/S....................................     Denmark                           100%
      AMETEK Elektomotory CR S.R.O. ........................     Czech Republic                    100%
      AMETEK (Italia) S.r.l. ...............................     Italy                             100%
      AMETEK Singapore Private Limited .....................     Singapore                         100%
         AMETEK SINGAPORE PTE LTD...........................     Singapore                          50%
            Amekai Meter (Xiamen) Co., Ltd. ................     China                             100%
         Amekai Taiwan Co., Ltd. ...........................     Taiwan                             50%
         AMETEK Motors Asia Pte Ltd. .......................     Singapore                         100%
            AMETEK Motors (Shanghai) Co., Ltd. .............     China                             100%
         AMETEK Holdings (UK) Limited ......................     England                           100%
            Lloyd Instruments Limited ......................     England                           100%
                Lloyd Instruments S.A. .....................     France                            100%
                Erichsen Pruftechnik Wuppertal GmbH ........     Germany                           100%
         Neue Elektromotoren G.m.b.H. - Schleusingen .......     Germany                           100%
         WEBAK B.V. ........................................     Netherlands                       100%
John Chatillon & Sons, Inc. ................................     New York                          100%
   Chatillon Delaware, Inc. ................................     Delaware                          100%
Rotron Incorporated ........................................     New York                          100%

* Exclusive of directors' qualifying shares and shares held by nominees by the laws of the jurisdiction of incorporation.